SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2007

SYNUTRA INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-5061 (Commission File Number)	13-4306188 (IRS Employer Identification No.)

2275 Research Boulevard, Suite 500
Rockville, Maryland 20850
(Address of principal executive offices)

(301) 840-3888
(Registrant’s telephone number, including area code)

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

As previously reported on Form 8-K filed on May 29, 2006, on May 24, 2007, Synutra International, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Warburg Pincus Private Equity IX, L.P. (the “Investor”), pursuant to which the Investor agreed to acquire 4 million shares of common stock (the “Common Shares”), par value $0.0001 per share, for an aggregate purchase price of sixty six million dollars ($66,000,000). On June 15, 2007, the Company issued a press release (the “Press Release”) announcing that the tranactions contemplated by the Purchase Agreement closed on June 15, 2007. A copy of the Press Release is furnished as Exhibit 99.1 to this report. The Purchase Agreement contains customary closing conditions and the Company intends to use the net proceeds from this financing for general corporate purposes. Pursuant to the terms of the Purchase Agreement so long as Invester owns at least 50% of the shares acquired by the Investor at the Closing, the Investor shall have the right to designate a person to serve on the Board of Directors of the Company. Accordingly, the Company agreed to use its best efforts to nominate and cause a designee of the Investor to be elected to the Company’s Board of Directors.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the copy of the Purchase Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K/A filed on June 1, 2007, and incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the transactions contemplated by the Purchase Agreement, on June 15, 2007, the Company entered into a Registration Rights Agreement with the Investor. The Company agreed, as soon as practicable to file with the SEC a registration statement for the resale of the Common Shares and to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable. The Company has agreed to maintain the effectiveness of the registration statement until the earlier of such time as the date on which all Registrable Securities have been sold pursuant to the registration statement, the date on which all Registrable Securities have been sold under Rule 144(k) of the Securities Act, or the passage of four years from the date of the Registration Rights Agreement. The Company granted the Investor the right to two demand registrations and unlimited piggyback registrations, subject to certain conditions. The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to the copy of the Registration Rights Agreement, filed with this report as Exhibit 4.1, incorporated herein by reference.

Voting and Co-Sale Agreement

In addition, on June 15, 2007, the Company entered into a Voting and Co-Sale Agreement (the “Voting Agreement”) among Beams Power Investment Limited (the “Significant Stockholder”) and the Investor. Pursuant to the Voting Agreement the Significant Stockholder agrees to vote its shares in favor of the election of the Investor Designee. If the Investor no longer wishes the Investor Designee to serve on the board and such Investor Designee fails to resign, the Significant Stockholder agrees to vote all of its shares entitled to vote in favor of such removal. The Voting Agreement also grants certain co-sale rights in the event of sale or other transfer of shares by the Significant Stockholder.

The foregoing description of the terms of the Voting and Co-Sale Agreement is qualified in its entirety by reference to the copy of the Voting and Co-Sale Agreement, filed with this report as Exhibit 10.1, incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

On May 24, 2007 the Company entered into the Purchase Agreement described in Item 1.01 above. The Company claims an exemption from the registration Requirements of the Securities Act of 1933 (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement, as described in Item 1.01 above, providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Stock. The Company is obligated to file the Registration Statement no later than 45 days from the date of closing and to use its best efforts to have the Registration Statement declared effective as soon as practicable.

The discussion above under Item 1.01 is incorporated herein by reference.

A Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4.1 Registration Rights Agreement, dated as of May 24, 2007, by and among Synutra International, Inc. and Warburg Pincus Private Equity IX, L.P.

10.1 Voting and Co-Sale Agreement, dated May 24, 2007, by and among Synutra International, Inc., Beams Power Investment Limited, and Warburg Pincus Private Equity IX, L.P.

99.1 Press Release dated June 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007	Synutra International, Inc.

	By:	/s/ Weiguo Zhang
Name: Weiguo Zhang
Title: Chief Operating Officer